EXHIBIT 99.1

CREDIT SUISSE,	DEUTSCHE BANK AG
CAYMAN ISLANDS BRANCH	CAYMAN ISLANDS BRANCH
CREDIT SUISSE	DEUTSCHE BANK AG
SECURITIES (USA) LLC	NEW YORK BRANCH
Eleven Madison Avenue	DEUTSCHE BANK
New York, New York 10010	SECURITIES INC.
DEUTSCHE BANK TRUST
COMPANY AMERICAS
60 Wall Street
New York, New York 10005

July 2, 2008

Hexion LLC
Hexion Specialty Chemicals, Inc.
180 East Broad Street
Columbus, OH 43215
Attention: Mr. William H. Carter

Project Wingspan

Ladies and Gentlemen:

     We write in response to your June 19, 2008 letter to Credit Suisse, Cayman Islands Branch, Credit Suisse Securities (USA) LLC (together, “CS”), Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., and Deutsche Bank Trust Company Americas (together, “DB”), in reference to the commitment letter dated July 11, 2007 between us and you (including the exhibits and other attachments thereto, and as modified by the letter agreement dated November 16, 2007, the “Commitment Letter”).

     Your June 19 letter requests proposals from us, under terms no less favorable than the terms and conditions in the Commitment Letter, with respect to the funding of additional amounts sufficient to fully fund the Transactions, as defined in and as contemplated by the Commitment Letter and in light of current facts, and to provide liquidity for continued operations. Based on our views of the current financial and debt capital markets, and in light of current facts, neither CS nor DB is prepared to submit such a proposal, and we note that we have no obligation to do so under the Commitment Letter or otherwise.

     We note that the June 18 Duff & Phelps opinion and certain of the other materials that you provided to us on June 19 appear to call into question whether all of the conditions precedent to our commitments under the Commitment Letter will be capable of satisfaction on any proposed closing date of the Transactions, and we expressly reserve all our rights with respect thereto and otherwise.

Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC

By: /s/ Adam Forchheimer
Name:	Adam Forchheimer
Title:	Director

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By: /s/ Robert Hetu
Name:	Robert Hetu
Title:	Managing Director

By: /s/ Bill O’Daly
Name:	Bill O’Daly
Title:	Director

DEUTSCHE BANK SECURITIES INC.

By: /s/ Stephen Cunningham
Name:	Stephen Cunningham
Title:	Managing Director

By: /s/ Martin Arzac
Name:	Martin Arzac
Title:	Director

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH

By: /s/ Albert Fischetti
Name:	Albert Fischetti
Title:	Director

By: /s/ Patrick W. Dowling
Name:	Patrick W. Dowling
Title:	Director

DEUTSCHE BANK AG NEW YORK BRANCH

By: /s/ Albert Fischetti
Name:	Albert Fischetti
Title:	Director

By: /s/ Patrick W. Dowling
Name:	Patrick W. Dowling
Title:	Director

DEUTSCHE BANK TRUST COMPANY AMERICAS

By: /s/ Albert Fischetti
Name:	Albert Fischetti
Title:	Director

By: /s/ Patrick W. Dowling
Name:	Patrick W. Dowling
Title:	Director